Exhibit 24(a)
                                             POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Jeffrey R. Immelt, Benjamin W. Heineman, Jr., Keith S. Sherin, Philip D. Ameen, Michael R. McAlevey and Robert
E. Healing, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of securities including common stock for use in connection with existing or future benefit plans for employees of any affiliate of the Company, as the use of such securities is specifically approved at any time or from time to time by the Affiliate Benefit Plan Committee appointed by the GE Board of Directors for such purpose; in such form(s) as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 13th day of June, 2003.


                                /s/ Jeffrey R. Immelt
                                Jeffrey R. Immelt
                                Chairman of the Board
                                (Principal Executive
                                 Officer and Director)




/s/ Keith S. Sherin                        /s/ Philip D. Ameen
Keith S. Sherin                            Philip D. Ameen
Senior Vice President -                    Vice President and Comptroller
Finance (Principal                         (Principal Accounting officer)
Financial Officer)


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




/s/ James I. Cash, Jr.
James I. Cash, Jr.
Director


/s/ Dennis D. Dammerman
Dennis D. Dammerman
Director


/s/ Ann M. Fudge
Ann M. Fudge
Director


/s/ Claudio X Gonzalez
Claudio X Gonzalez
Director


/s/ Andrea Jung
Andrea Jung
Director


/s/ Alan G. Lafley
Alan G. Lafley
Director


/s/ Kenneth G. Langone
Kenneth G. Langone
Director


/s/ Ralph S. Larsen
Ralph S. Larsen
Director


/s/ Rochelle B. Lazarus
Rochelle B. Lazarus
Director


/s/ Sam Nunn
Sam Nunn
Director


/s/ Roger S. Penske
Roger S. Penske
Director


/s/ Gary L. Rogers
Gary L. Rogers
Director


/s/ Andrew C. Sigler
Andrew C. Sigler
Director


/s/ Robert J. Swieringa
Robert J. Swieringa
Director


/s/ Douglas A. Warner
Douglas A. Warner III
Director


/s/ Robert C. Wright
Robert C. Wright
Director



                      A MAJORITY OF THE BOARD OF DIRECTORS


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